UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2011

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (International Country Code: 44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 4, 2010 Four Rivers BioEnergy Inc.’s (the “Company”) United Kingdom subsidiary, Four Rivers BioFuels Limited (“BioFuels”), entered into an amendment, effective as of October 1, 2010 (the “Amendment”) to an original agreement (the “Agreement”) dated March 24, 2010 with BP Oil International Limited, a wholly owned subsidiary of BP plc (collectively “BP”).  The Agreement was modified such that the “First Lifting Date” (the date at which the first shipment of biodiesel was to be made to BP) was extended from October 1, 2010 to February 1, 2011. Under the terms of the Amendment, if the first shipment is not made before February 1, 2011, the Agreement will terminate unless BP accepts to a further extension.

Biofuels will not make the first shipment of biodiesel to BP prior to February 1, 2011 but, under the terms of the Amendment, it had the right to ask BP to agree to a further extension of the First Lifting Date, which it has done.

The Company and BP are presently negotiating the form of said extension with a view to entering into a further amendment to the Agreement on or before February 1, 2011. Until such time as BP and Biofuels have executed a definitive agreement as to the terms of the proposed further extension of the First Lifting Date, there can be no certainty that such extension will be granted on terms that are acceptable to Biofuels or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer